SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 22, 2002



                            SUPERIOR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                    0-25239                  51-0379417
(State of Incorporation)      (Commission File No.)  (IRS Employer I.D. No.)


                  16101 LaGrande Drive, Suite 103
                  Little Rock, Arkansas                          72223
                  (Address of Principal Executive Office)      (Zip code)

        Registrant's telephone number, including area code: 501-324-7282

Item 9. Regulation FD Disclosure

The Registrant hereby furnishes as Regulation F-D Disclosure its press release regarding dividend payment attached hereto as Exhibit 99.1 .


  Exhibit No.      Document Description

     99.1          Press Release Announcing Second Quarter 2002 Earnings

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    SUPERIOR FINANCIAL CORP.
                                                    ------------------------
                                                         (Registrant)



Date:    July 22, 2002                              /s/ Rick D. Gardner
                                                    ------------------------
                                                    Rick D. Gardner
                                                    Chief Financial Officer




     Superior Financial Corp. Announces Record Second Quarter 2002 Earnings


    LITTLE ROCK, Arkan.--(BUSINESS WIRE)--July 22, 2002--Superior Financial Corp. (NASDAQ: SUFI), holding company of Superior Bank, today announced earnings for the second quarter ended June 30, 2002, of $3.9 million or $.44 diluted earnings per share. This represents an increase of 33% over the $.33 diluted earnings per share for the second quarter ended June 30, 2001, as restated.

    For the six months ended June 30, 2002, Superior has recorded earnings of $7.7 million or $.87 diluted earnings per share, a 34% increase over the $.65 earnings per share reported for the six months ended June 30, 2001, as restated.

    As of January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). If SFAS 142 had been effective for the three months ended June 30, 2001, net income would have been $3.66 million and diluted earnings per share would have been $.40, as restated. If SFAS 142 had been effective for the six months ended June 30, 2001, net income would have been $7.1 million and diluted earnings per share would have been $.77, as restated.

    As of June 30, 2002 total assets are $1.7 billion. Net interest margin was 3.88%, an increase of 55 basis points from 3.33% in the second quarter of 2001. Transaction deposits increased $67.8 million or 12% since December 31, 2001. Since December 31, 2001, total loans remained at $1.072 billion, with increases in the commercial loan portfolio offset by declines in the indirect auto loan portfolio.

    As previously announced, the Company will pay a dividend of $.10 per share on July 24, 2002 to shareholders of record on June 28, 2002.

    Superior Financial Corp. joined the Russell 2000 Index when the index was reconstituted on July 9, 2002.

    Superior Bank has 60 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.

    Pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.


Superior Financial Corp.
Consolidated Balance Sheets
(Unaudited, dollars in thousands)
                                June 30,    December 31,           %
Assets                            2002          2001           Change
                              -----------   -----------         -----
Cash and cash
 equivalents                  $    72,550   $    97,561         (25.6%)
Loans available
 for sale                          20,384        27,573         (26.1%)
Loans                           1,072,359     1,072,846          (0.0%)
Less: allowance
 for loan losses                   12,413        12,109           2.5%
                              -----------   -----------         -----
Loans, net                      1,059,946     1,060,737          (0.1%)
Investments
 available for
 sale, net                        398,578       374,819           6.3%
Federal Home
 Loan Bank Stock                   17,588        17,330           1.5%
Premises and
 equipment, net                    46,616        45,263           3.0%
Goodwill                           56,260        56,260            --
Other assets                       37,225        41,075          (9.4%)
                              -----------   -----------         -----
  Total assets                $ 1,709,147   $ 1,720,618          (0.7%)
                              ===========   ===========         =====

Liabilities and shareholders' equity Liabilities:
  Demand &
   savings
   deposits                   $   634,139   $   566,341           12.0%
  Time deposits                   554,384       648,693          (14.5%)
                              -----------   -----------          -----
Total deposits                  1,188,523     1,215,034           (2.2%)
                              -----------   -----------          -----
Federal Home
 Loan Bank
 borrowings                       238,000       230,000            3.5%
Senior Notes                       51,101        51,500            --
Guaranteed
 preferred
 beneficial
 interest in
 the Company's
 subordinated
 debentures                        25,000        25,000            --
Other borrowings                   61,264        65,557           (6.5%)
Other liabilities                  16,239        14,117           15.0%
                              -----------   -----------          -----
Total liabilities               1,580,127     1,601,208           (1.3%)

Shareholders' equity:
Common stock                          101           101            --
Capital in excess
 of par value                      94,764        94,764            --
Retained
 earnings                          47,311        41,290           14.6%
Accumulated
 other
 comprehensive
 income                             4,658         1,577          195.4%
                              -----------   -----------          -----
                                  146,834       137,732            6.6%
Treasury stock
 (at cost)                        (17,814)      (18,322)          (2.8%)
                              -----------   -----------          -----
Total shareholders'
 equity                           129,020       119,410            8.0%
                              -----------   -----------          -----
Total liabilities
 and shareholders'
 equity                       $ 1,709,147   $ 1,720,618           (0.7%)
                              ===========   ===========          =====





Superior Financial Corp.
Consolidated Income Statements
(Unaudited, dollars in thousands, except per share amounts)


                     Three Months Ended           Six Months Ended
                   June 30,      June 30,      June 30,       June 30,
                      2002          2001          2002           2001
                            (as restated)                (as restated)
               ------------  ------------  ------------  -------------
Interest income     $26,135       $28,520       $53,054        $57,035
Interest expense     12,170        16,529        25,126         33,949
                    -------       -------       -------        -------
Net interest income  13,965        11,991        27,928         23,086
Provision for
 loan losses          1,250         1,000         2,500          1,750
                    -------       -------       -------        -------
Net interest
 income after
 provision for
 loan losses         12,715        10,991        25,428         21,336

Noninterest income:
  Service charges
   on deposit
   accounts           7,177         7,022        13,753         13,890
  Mortgage operations   885           761         1,559          1,579
  Other               1,091           865         2,041          1,649
                     ------       -------       -------        -------
Total noninterest
 income               9,153         8,648        17,353         17,118

Noninterest expense:
  Salaries and
   employee
   benefits           7,464         7,154        14,965         14,037
  Occupancy
   expense            1,153         1,077         2,327          2,114
  Data and item
   processing         2,051         1,890         3,960          3,731
  Amortization
   of goodwill                        870                        1,737
  Other               5,525         4,069        10,248          8,011
                     ------       -------       -------        -------
Total noninterest
 expense             16,193        15,060        31,500         29,630
Income before
 income taxes         5,675         4,579        11,281          8,824
Income taxes          1,735         1,499         3,551          2,856
                     ------       -------       -------        -------
Net income          $ 3,940       $ 3,080       $ 7,730        $ 5,968
                    =======       =======       =======        =======
Weighted average
 number of common
 shares  - basic      8,601         9,051         8,597          9,051
Dilutive potential
 common shares          313           184           271            165
Weighted average
 number of shares
 - assuming
 dilution             8,914         9,235         8,868          9,216
Basic earnings
 per common share   $  0.46       $  0.34       $  0.90        $  0.66
Diluted earnings
 per common share   $  0.44       $  0.33       $  0.87        $  0.65

P. Note: Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.




Superior Financial Corp.
Summary Financial Data
(Unaudited, dollars in thousands, except per share amounts)

                    Three Months Ended             Six Months Ended
                   June 30,      June 30,      June 30,       June 30,
                      2002          2001          2002           2001
                            (as restated)                (as restated)
               ------------  ------------  ------------  -------------
Selected
 Average Balances
  Total assets   $1,704,390    $1,653,666    $1,721,168    $ 1,646,870
  Earning assets  1,525,718     1,489,216     1,537,829      1,483,867
  Loans           1,057,572     1,073,371     1,060,375      1,072,797
  Interest
   bearing
   liabilities    1,452,435     1,417,869     1,463,714      1,417,502
  Shareholders'
   equity           122,317       117,319       120,231        115,812

Performance Ratios (Company)
  Return on
   average assets      0.93%         0.75%         0.90%          0.73%
  Return on
   average
   common equity      12.92%        10.53%        12.89%         10.41%
  Net interest
   margin (FTE)        3.88%         3.33%         3.84%          3.22%
  Efficiency
   ratio
   (without
    goodwill
    amortization)     69.62%        68.49%        69.05%         68.93%

Performance Ratios (Bank)
  Return on
   average assets      1.24%         1.05%         1.21%          1.02%
  Return on
   average common
   equity             11.71%         9.94%        11.51%          9.62%
  Net interest
   margin (FTE)        4.21%         3.73%         4.16%          3.61%
  Efficiency ratio
   (without
    goodwill
    amortization)     63.13%        63.28%        62.71%         62.72%

Tax-equivalent
 interest
 income
 adjustment           $ 422    $      361    $      834    $       675

Asset Quality
  Nonaccrual
   loans           $  9,630    $    6,251
  ORE &
   repossessed
   assets             1,604         1,192
  Net chargeoffs      1,012           852

  Nonperforming
   assets to
   total loans
   and other
   real estate         1.05%         0.69%
  Nonperforming
   assets to
   total assets        0.66%         0.44%
  Net chargeoffs
   to average loans    0.38%         0.32%
  Allowance for
   loan losses
   to total loans      1.16%         1.14%
  Allowance for
   loan losses
   to nonperforming
   loans                129%          196%

Capital
  End of period
   shares
   outstanding    8,601,403     9,050,892
  Book value
   per share       $  15.00 $       13.39

  Average
   stockholders'
   equity to
   average
   total assets        7.18%         7.09%
  Tangible
   capital ratio       5.61%         3.73%



    CONTACT: Superior Financial Corp., Little Rock
             Rick D. Gardner, 501/324-7253
             Websites:
             www.superiorfederal.com
             or
             www.superiorfinancialcorp.com